Horizon Technology Finance
Withdraws Application for SBIC License

FARMINGTON, Conn., September 14, 2011 – Horizon Technology Finance Corporation (Nasdaq: HRZN) (the “Company” or “Horizon”), a leading specialty finance company that provides secured loans to venture capital and private equity backed development-stage companies in the technology, life science, healthcare information and services, and clean-tech industries, today announced it has withdrawn its application for a license from the Small Business Administration (“SBA”) to operate a subsidiary as a small business investment company (“SBIC”).

The Company previously announced on May 10, 2011 that the SBA had requested additional information in support of the application and that the application process was suspended until such time as the information was provided.  Horizon provided all of the information that it possessed with respect to such request and attempted to obtain additional information to satisfy such request.  The SBA has now informed Horizon that the information provided with respect to such request is not sufficient for the SBA to proceed with the application process. The SBA has indicated that Horizon may petition the SBA for permission to file a new application for an SBIC license should further information for disclosure to the SBA become available to Horizon.

The additional information that Horizon was unable to provide the SBA relates to specific details concerning a regulatory inquiry that I. Joseph Massoud received.  Mr. Massoud is not a current or former employee, officer or board member of Horizon or of the Company’s investment advisor (the “Advisor”).  Mr. Massoud is an indirect minority owner of the Advisor. The Company has been advised by Mr. Massoud that the regulatory inquiry is unrelated to Horizon or the Advisor, and neither the Company nor the Advisor has had any involvement in that regulatory inquiry.

Robert D. Pomeroy, Jr., Chairman and Chief Executive Officer, commented, “Although we are unable to complete the SBIC application process at this time, it is important to note that our decision to withdraw our application does not in any way result from Horizon’s business operations, financial position or future prospects. We believe that Horizon’s two existing credit facilities will meet our current leverage needs based on our existing level of equity capital. Management remains focused on the ongoing execution of our investment strategy.”

About Horizon Technology Finance Corporation
Horizon Technology Finance Corporation is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company provides secured loans to development-stage companies backed by established venture capital and private equity firms within the technology, life science, healthcare information and services, and clean-tech industries. The investment objective of Horizon Technology Finance is to maximize total risk-adjusted returns by generating current income from a portfolio of directly originated secured loans as well as capital appreciation from warrants to purchase the equity of portfolio companies. Headquartered in Farmington, CT, with a regional office in Walnut Creek, CA, the Company is externally managed by its investment advisor, Horizon Technology Finance Management LLC. To learn more, please visit www.horizontechnologyfinancecorp.com.

Forward-Looking Statements
Statements included herein, including statements regarding our expected ability to meet our leverage needs, may constitute "forward-looking statements," which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including our limited operating history and experience, our dependence on key personnel, competition in our industry, our dependence on borrowed money and our ability to continue to raise additional debt financing, interest rate changes, lack of liquidity of our investments, disruptions in the capital markets, and those risks described from time to time in our filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein, except as required by law. All forward-looking statements speak only as of the date of this press release.

Contacts:
Horizon Technology Finance Corporation	Investor Relations and Media Contacts:
Christopher M. Mathieu	The IGB Group
Chief Financial Officer	Leon Berman / Michael Cimini
(860) 676-8653	(212) 477-8438 / (212) 477-8261
chris@horizontechfinance.com	lberman@igbir.com / mcimini@igbir.com